UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 10, 2014

T2 BIOSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36571	20-4827488
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Hartwell Avenue, Lexington, Massachusetts 02421

(Address of principal executive offices) (Zip Code)

(781) 491-3400

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 10, 2014, T2 Biosystems, Inc. (the “Company”) entered into a Supply Agreement with SMC Ltd. (“SMC”). During the term of the Supply Contract, the Company has agreed to purchase products developed by SMC related to plastic injection molding and associated manufacturing processes.  The Supply Agreement may be terminated prior to the end of its term upon the occurrence of certain specified events and further provides that upon termination, including upon the expiration of the term, SMC shall continue to manufacture and ship products subject to outstanding purchase orders and the Company shall be responsible for purchasing finished products, inventory, raw materials and work-in-progress held by SMC to the extent SMC, after the use of commercially reasonable efforts to use such inventory, cannot use such inventory in a financially viable way.

The foregoing description of the Supply Contract does not purport to be complete and is qualified in its entirety by reference to the full text of the Supply Contract, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

+ 10.1	Supply Agreement by and between the Company and SMC Ltd., effective as of October 10, 2014.

+	Confidential treatment has been requested with respect to certain portions of this exhibit, which portions have been filed separately with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T2 BIOSYSTEMS, INC.

Date: October 17, 2014	By:	/s/ John McDonough
John McDonough
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

+ 10.1	Supply Agreement by and between the Company and SMC Ltd., effective as of October 10, 2014.

+	Confidential treatment has been requested with respect to certain portions of this exhibit, which portions have been filed separately with the Securities and Exchange Commission.

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